UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

TEMPUR SEALY INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 4, 2016, Tempur Sealy International, Inc. (the “Company”) completed the offer to exchange (the “Exchange Offer”) up to $450 million aggregate principal amount of its outstanding 5.625% senior notes due 2023 (the “Outstanding Notes”) for up to $450 million of its new 5.625% senior notes due 2023 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended. $449 million in principal amount of the Outstanding Notes, representing 99.7778% of the Outstanding Notes, was tendered and received (including tenders subject to the guaranteed delivery procedures) prior to the expiration of the Exchange Offer at 11:59 p.m., New York City time, on April 4, 2016. The Exchange Offer was made only by means of a prospectus dated March 8, 2016. The Exchange Offer was conducted pursuant to the terms of the Outstanding Notes and is more fully explained in the Company’s Registration Statement on Form S-4 declared effective by the Securities and Exchange Commission on March 8, 2016 (File No. 333-209511).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tempur Sealy International, Inc.

By:	/s/ Barry A. Hytinen
	Name:	Barry A. Hytinen
	Title:	Executive Vice President & Chief Financial Officer

Date: April 5, 2016